We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated May 13, 1998, appearing and incorporated by reference in this Annual Report on Form 10-KSB of Mity-Lite, Inc. for the year ended March 31, 1998.

Deloitte & Touche LLP
Salt Lake City, Utah
June 3, 1998